UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2005
ACCO WORLD CORPORATION
(to be renamed ACCO Brands Corporation)

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
300 Tower Parkway
Lincolnshire, Illinois 60069

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 484-4800
Not Applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 7.01 Regulation FD Disclosure.
The information set forth below is included in a presentation to be provided to investors by the Registrant on August 8, 2005 concerning its pending spin-off from Fortune Brands, Inc. and proposed merger with General Binding Corporation. Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Unless the context otherwise requires, the term “ACCO World” refers to the Registrant, as constituted prior to the spin-off and the merger; and the term “GBC” refers to General Binding Corporation, a Delaware corporation.

$ in Millions	ACCO WORLD		GBC
	6 Mos. Ended	6 Mos. Ended	6 Mos. Ended	6 Mos. Ended
	June 25, 2004	June 25, 2005	June 30, 2004	June 30, 2004

Net Sales	$539.6	$551.9	$345.3	$367.1

Net Income	$2.1	$26.6	$3.0	($1.9)
Adjusted EBITDA	$60.9	$64.2	$31.2	$30.2
Reconciliation of Non-GAAP Financial Measures:
Adjusted EBITDA is an non-GAAP financial measure that excludes from Supplemental EBITDA restructuring related charges associated with the implementation of restructuring activities. We present Adjusted EBITDA as a non-GAAP measure of operating performance. The following table sets forth a reconciliation of Supplemental EBITDA and Adjusted EBITDA to net income for each of the periods presented above.
ACCO World Corporation

	6 Mos. Ended	6 Mos. Ended
	June 25, 2004	June 25, 2005
Net income (loss) after chg. in acctg. principle	$2.1	$26.6
Cum. effect of change in acctg. principle	—	(1.6)
Income taxes	6.3	17.0
Interest expense, net	3.9	4.1
Other (income)/expense, net	(3.5)	1.6
Restructuring charges	19.4	—
Amortization of intangibles	0.6	1.0
Depreciation expense	14.7	12.6

Supplemental EBITDA	$43.5	$61.3
Restructuring costs included in COGS	8.8	—
Restructuring costs included in SG&A	8.6	2.9

Adjusted EBITDA	$60.9	$64.2

General Binding Corporation
	6 Mos. Ended	6 Mos. Ended
	June 25, 2004	June 25, 2005

Net income / (loss)	$3.0	($1.9)
Income tax expense	2.5	2.9
Interest expense	13.4	13.6
Other expense, net	0.9	1.1
Earnings from joint ventures	(0.4)	(1.0)
Restructuring charges	0.8	1.3
Depreciation and amortization	10.9	10.0

Supplemental EBITDA	$31.2	$26.1
Other non-recurring charges	—	4.1

Adjusted EBITDA	$31.2	$30.2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO WORLD CORPORATION (Registrant)
By:	/s/ Mark A. Roche
	Title:	Name: Mark A. Roche Secretary

Date: August 8, 2005